UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 29, 2008

Activant Solutions Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-49389	94-2160013

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7683 Southfront Road
Livermore, California 94551
(Address of principal executive offices, zip code)
Registrant’s telephone number, including area code: (925) 449-0606

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 29, 2008, Activant Solutions Inc. (“Activant”) announced that Scott B. Hanson had been appointed as Senior Vice President of Sales of Hardlines and Lumber effective immediately. Mr. Hanson previously held the office of Senior Vice President and General Manager of Hardlines and Lumber and was a “named executive officer” for purposes of disclosure required pursuant to Item 402 of Regulation S-K in Activant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007.

Item 8.01	Other Events.
     On February 29, 2008, Activant also announced that Stephen L. Bieszczat, formerly Activant’s Senior Vice President of Marketing for Hardlines and Lumber, had been appointed as Senior Vice President and Acting General Manager of Hardlines and Lumber effective immediately.
     Mr. Bieszczat, age 52, has been employed by Activant since May 28, 1987. He joined Activant’s Office of Program Management in 1987 and has served in several management capacities since then. He served as Vice President of Hardlines Information Services from June 1999 through March 2004. From April 2004 until May 2006 he served as Vice President, Information Services, with responsibilities that extended to information services across all of Activant's segments. From May 2006 through October 2007, Mr. Bieszczat’s responsibilities were extended further to Vice President, Information Services and Marketing. Since October 1, 2007, Mr. Bieszczat had been serving as Senior Vice President of Marketing for Hardlines and Lumber. Mr. Bieszczat earned a B.S. in Engineering from the University of Kansas and holds an M.B.A. from Rockhurst University.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIVANT SOLUTIONS INC.
By:	/S/ TIMOTHY F. TAICH
	Name:	Timothy F. Taich
	Title:	Vice President and General Counsel

Date: March 4, 2008